Entravision Communications

Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

THIRD QUARTER 2021 RESULTS

SANTA MONICA, CALIFORNIA, November 4, 2021 – Entravision Communications Corporation (NYSE: EVC), a leading global media, marketing and technology company, today announced financial results for the three- and nine-month periods ended September 30, 2021.

Third Quarter 2021 Highlights

•
Net revenue up 216% over the prior-year period
•
Net income attributable to common stockholders up 35% over the prior-year period
•
Consolidated Adjusted EBITDA up 42% over the prior-year period
•
Operating cash flow up 50% over the prior-year period
•
Free cash flow up 112% over the prior-year period
•
Acquisition of Cisneros Interactive's remaining 49% (now wholly-owned)
•
Acquisition of MediaDonuts, marking entry into Southeast Asia
•
Quarterly cash dividend of $0.025 per share
•
Acquisition of 365 Digital, marking entry into Africa

“Entravision reported very strong results for the third quarter, with revenue improving 216% and adjusted EBITDA increasing by 42% over the prior-year period,” said Walter F. Ulloa, Chairman and Chief Executive Officer. “Thanks to the exceptional work of our entire team, we saw growth in core revenue across each of our business segments, with digital, in particular, making a significant contribution to our overall performance and now comprising 73% of total revenue.”

Mr. Ulloa continued, “During the quarter, we continued to strengthen our digital segment, both organically and through acquisitions. At the end of August, we acquired the remaining 49 percent of Cisneros Interactive, which is now wholly-owned by us, expanding our reach in Latin America. Prior to that, in July, we acquired MediaDonuts, marking our entry into Southeast Asia. Finally, just today, we announced the acquisition of 365 Digital, a digital marketing solutions agency in South Africa and marking our entry into Africa. Our digital operations now have a presence on five continents. These acquisitions will serve us favorably as we expand our client base and geographic footprint. We are evolving our business to meet the demands of our clients while generating value for all of our stakeholders as we build a company that is truly a digital media powerhouse."

Acquisition of 365 Digital

The Company announced today in a separate press release that, on November 1, 2021, it acquired 100% of the issued and outstanding shares of stock of 365 Digital Media (Pty) Ltd, a digital marketing solutions agency headquartered in South Africa, marking the Company's entry into Africa, and bringing the Company's digital presence to five continents. The transaction, funded from the Company’s cash on hand, includes a purchase price of approximately $1.9 million in cash, and earn-out payments based upon the achievement of certain EBITDA targets in calendar years 2022, 2023 and 2024, calculated as a pre-determined multiple of EBITDA for each of those years.

Quarterly Cash Dividend

The Company also announced today that its Board of Directors approved a quarterly cash dividend to shareholders of $0.025 per share on the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.1 million. The quarterly dividend will be payable on December 31, 2021 to shareholders of record as of the close of business on December 16, 2021, and the common stock will trade ex-dividend on December 15, 2021. The Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Entravision Communications

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 10.

Unaudited Financial Highlights

	Three-Month Period			Nine-Month Period
	Ended September 30,			Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Net revenue	$199,008	$62,978	216%	$526,298	$172,343	205%
Cost of revenue - digital (1)	124,332	7,808	*	318,118	21,602	*
Operating expenses (2)	43,113	34,061	27%	124,969	107,368	16%
Corporate expenses (3)	7,253	6,287	15%	21,756	18,511	18%
Foreign currency (gain) loss	177	(680)	*	454	673	(33)%

Consolidated adjusted EBITDA (4)	23,195	16,371	42%	55,177	27,773	99%

Free cash flow (5)	$22,382	$10,567	112%	$47,831	$14,388	232%

Net income (loss)	$13,884	$9,016	54%	$31,362	$(24,238)	*
Net (income) loss attributable to redeemable noncontrolling interest	$(1,753)	$-	*	$(5,938)	$-	*
Net income (loss) attributable to common stockholders	$12,131	$9,016	35%	$25,424	$(24,238)	*

Net income (loss) per share attributable to common stockholders, basic	$0.14	$0.11	27%	$0.30	$(0.29)	*
Net income (loss) per share attributable to common stockholders, diluted	$0.14	$0.11	27%	$0.29	$(0.29)	*
Weighted average common shares outstanding, basic	85,390,333	84,185,728		85,207,992	84,208,924
Weighted average common shares outstanding, diluted	88,315,732	84,863,020		87,694,395	84,208,924
(1)
Consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.
(2)
Operating expenses includes direct operating and selling, general and administrative expenses. Included in operating expenses are $0.3 million and $0.1 million of non-cash stock-based compensation for the three-month periods ended September 30, 2021 and 2020, respectively, and $1.0 million and $0.4 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2021 and 2020, respectively.
(3)
Corporate expenses include $0.8 million and $0.7 million of non-cash stock-based compensation for the three-month periods ended September 30, 2021 and 2020, respectively, and $2.3 million and $2.0 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2021 and 2020, respectively.
(4)
Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other operating gain (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from the Federal Communications Commission, or FCC, spectrum incentive auction less related expenses, expenses associated with investments, EBITDA attributable to redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings. We use the term consolidated adjusted EBITDA because that measure is defined in the agreement governing our current credit facility (“the 2017 Credit Facility”) and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, EBITDA attributable to redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings.
(5)
Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, capital expenditures and non-recurring cash expenses plus dividend income, and other operating gain (loss). Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Entravision Communications

Unaudited Financial Results

	Three-Month Period
	Ended September 30,
	2021	2020	% Change
Net revenue	$199,008	$62,978	216%
Cost of revenue - digital (1)	124,332	7,808	*
Operating expenses (1)	43,113	34,061	27%
Corporate expenses (1)	7,253	6,287	15%
Depreciation and amortization	5,901	3,934	50%
Impairment charge	166	-	*
Foreign currency (gain) loss	177	(680)	*
Other operating (gain) loss	(2,431)	(2,683)	(9)%

Operating income (loss)	20,497	14,251	44%
Interest expense, net	(1,702)	(1,502)	13%
Dividend income	207	3	*

Income (loss) before income taxes	19,002	12,752	49%
Income tax benefit (expense)	(5,118)	(3,736)	37%

Net income (loss)	13,884	9,016	54%
Net (income) loss attributable to redeemable noncontrolling interest	(1,753)	-	*
Net income (loss) attributable to common stockholders	$12,131	$9,016	35%

(1) Cost of revenue, operating expenses and corporate expenses are defined on page 2.

Net revenue in the third quarter of 2021 totaled $199.0 million, up 216% from $63.0 million in the prior-year period. Of the overall increase, approximately $132.4 million was attributable to our digital segment and was primarily due to advertising revenue resulting from our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020, which became fully-owned during the third quarter of 2021, and advertising revenue resulting from our acquisition of MediaDonuts during the third quarter of 2021. In addition, of the overall increase, approximately $4.9 million was attributable to our radio segment, primarily due to increases in local and national advertising revenue, partially offset by a decrease in political revenue. The overall increase was partially offset by a decrease of approximately $1.3 million that was attributable to our television segment primarily due to decreases in political revenue and revenue from spectrum usage rights, partially offset by increases in local and national advertising revenue.

Cost of revenue in the third quarter of 2021 totaled $124.3 million compared to $7.8 million in the prior-year period. The increase was primarily due to increased costs of revenue following our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020, which became wholly-owned during the third quarter of 2021, and our acquisition of MediaDonuts during the third quarter of 2021.

Operating expenses in the third quarter of 2021 totaled $43.1 million, up 27% from $34.1 million in the prior-year period. The increase was primarily due to our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020, which became fully-owned during the third quarter of 2021, and our acquisition of MediaDonuts during the third quarter of 2021, and due to an increase in expenses associated with the increase in advertising revenue, partially offset by a decrease in salary expense associated with furloughs and layoffs that occurred in 2020 because of the COVID-19 pandemic.

Corporate expenses in the third quarter of 2021 totaled $7.3 million, up 15% from $6.3 million in the prior-year period. The increase was primarily due to an increase in salaries and non-cash stock-based compensation expense.

Entravision Communications

	Nine-Month Period
	Ended September 30,
	2021	2020	% Change
Net revenue	$526,298	$172,343	205%
Cost of revenue - digital (1)	318,118	21,602	*
Operating expenses (1)	124,969	107,368	16%
Corporate expenses (1)	21,756	18,511	18%
Depreciation and amortization	16,159	12,319	31%
Impairment charge	1,604	39,835	(96)%
Foreign currency (gain) loss	454	673	(33)%
Other operating (gain) loss	(4,867)	(5,549)	(12)%

Operating income (loss)	48,105	(22,416)	*
Interest expense, net	(5,052)	(5,043)	0%
Dividend income	211	26	712%

Income (loss) before income taxes	43,264	(27,433)	*
Income tax benefit (expense)	(11,902)	3,195	*

Net income (loss)	31,362	(24,238)	*
Net (income) loss attributable to redeemable noncontrolling interest	(5,938)	-	*
Net income (loss) attributable to common stockholders	$25,424	$(24,238)	*

(1) Cost of revenue, operating expenses and corporate expenses are defined on page 2.

Net revenue for the nine-month period of 2021 totaled $526.3 million, up 205% from $172.3 million in the prior-year period. Of the overall increase, approximately $339.4 million was attributable to our digital segment and was primarily due to advertising revenue resulting from our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020, which became fully-owned during the third quarter of 2021, and advertising revenue resulting from our acquisition of MediaDonuts during the third quarter of 2021. In addition, of the overall increase, approximately $2.7 million was attributable to our television segment, primarily due to increases in local and national advertising revenue, and revenue from spectrum usage rights, partially offset by a decrease in political revenue. Additionally, of the overall increase, approximately $11.8 million was attributable to our radio segment primarily due to increases in local and national advertising revenue, partially offset by a decrease in political revenue.

Cost of revenue for the nine-month period of 2021 totaled $318.1 million compared to $21.6 million in the prior-year period. The increase was primarily due to increased costs of revenue following our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020, which became wholly-owned during the third quarter of 2021, and our acquisition of MediaDonuts during the third quarter of 2021.

Operating expenses for the nine-month period of 2021 totaled $125.0 million, up 16% from $107.4 million in the prior-year period. The increase was primarily due to our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020, which became fully-owned during the third quarter of 2021, and our acquisition of MediaDonuts during the third quarter of 2021, and due to an increase in expenses associated with the increase in advertising revenue, partially offset by decreases in bad debt and salary expense associated with furloughs and layoffs that occurred in 2020 because of the COVID-19 pandemic.

Corporate expenses for the nine-month period of 2021 totaled $21.8 million, up 18% from $18.5 million in the prior-year period. The increase was primarily due to an increase in salaries and audit fees.

Balance Sheet and Related Metrics

Cash and marketable securities as of September 30, 2021 totaled approximately $182.9 million. Total debt was $213.0 million. Net of $75 million of cash and marketable securities, total leverage as defined in the Company’s credit agreement was 1.6 times as of September 30, 2021. Net of total accessible cash and marketable securities, total leverage was 0.3 times.

Entravision Communications

Unaudited Segment Results

	Three-Month Period			Nine-Month Period
	Ended September 30,			Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Net Revenue
Digital	$146,121	$13,655	970%	$377,826	$38,359	885%
Television	36,450	37,786	(4)%	106,598	103,940	3%
Radio	16,437	11,537	42%	41,874	30,044	39%
Total	$199,008	$62,978	216%	$526,298	$172,343	205%

Cost of Revenue - digital (1)
Digital	$124,332	$7,808	*	$318,118	$21,602	*

Operating Expenses (1)
Digital	13,187	5,383	145%	36,064	18,403	96%
Television	20,148	18,978	6%	59,548	58,471	2%
Radio	9,778	9,700	1%	29,357	30,494	(4)%
Total	$43,113	$34,061	27%	$124,969	$107,368	16%

Corporate Expenses (1)	$7,253	$6,287	15%	$21,756	$18,511	18%

Consolidated adjusted EBITDA (1)	$23,195	$16,371	42%	$55,177	$27,773	99%
(1)
Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 2.

Notice of Conference Call

Entravision Communications Corporation will hold a conference call to discuss its third quarter 2021 results on Thursday, November 4, 2021 at 5 p.m. Eastern Time. To access the conference call, please dial (877) 407-9716 (U.S.) or (201) 493-6779 (Int’l) ten minutes prior to the start time and reference Conference ID number 13723009. The call will also be available via live webcast on the investor relations portion of the Company's website located at www.entravision.com.

About Entravision Communications Corporation

Entravision is a diversified global media, marketing and technology company serving clients throughout the United States and in fast growing population centers in more than 30 countries across Latin America, Europe, Asia and Africa. Our dynamic portfolio of services includes digital, television and radio offerings. Digital, our largest revenue segment, is comprised of five core businesses: Entravision Digital, Smadex, Cisneros Interactive, MediaDonuts, and 365 Digital. Entravision Digital provides branding and performance digital solutions to clients and small- and mid-size businesses throughout the world, including the U.S., Latin America and Europe. Smadex provides cutting-edge mobile programmatic solutions and demand-side platforms which enable advertisers to effectively execute performance campaigns using machine-learned bidding algorithms. Cisneros Interactive provides unique digital marketing solutions representing major global publishers and ad-tech platforms in Latin America, while also managing the leading digital audio network and solutions player Audio.Ad. MediaDonuts provides digital marketing performance and branding services in the Southeast Asia region and maintains unique commercial partnerships with some of the world’s leading digital publishers and social media platforms. 365 Digital is a digital advertising solutions provider that offers exclusive sales representations with major global platforms in South Africa. Beyond digital, Entravision has 53 television stations and is the largest affiliate group of the Univision and UniMás television networks. Entravision also manages 46 primarily Spanish-language radio stations that feature nationally recognized, Emmy award-winning talent. Shares of Entravision Class A Common Stock trade on the NYSE under ticker: EVC. Learn more about all of our innovative media, marketing and technology offerings at entravision.com or connect with us on LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

Entravision Communications

For more information, please contact:

Christopher T. Young	Kimberly Esterkin
Chief Financial Officer	ADDO Investor Relations
Entravision Communications Corporation	310-829-5400
310-447-3870	evc@addo.com

# # #

(Financial Table Follows)

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$182,891	$119,162
Marketable securities	-	27,988
Restricted cash	749	749
Trade receivables, net of allowance for doubtful accounts	168,165	142,004
Assets held for sale	2,907	2,141
Prepaid expenses and other current assets	24,803	18,021
Total current assets	379,515	310,065
Property and equipment, net	64,600	72,004
Intangible assets subject to amortization, net	65,880	49,412
Intangible assets not subject to amortization	209,153	216,653
Goodwill	68,728	58,043
Operating leases right of use asset	32,053	33,525
Other assets	8,474	7,643
Total assets	$828,403	$747,345

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$4,694	$3,000
Accounts payable and accrued expenses	179,912	126,849
Operating lease liabilities	7,353	7,290
Total current liabilities	191,959	137,139
Long-term debt, less current maturities, net of unamortized debt issuance costs	208,014	210,454
Long-term operating lease liabilities	29,851	31,775
Other long-term liabilities	80,893	3,732
Deferred income taxes	64,416	54,980
Total liabilities	575,133	438,080

Redeemable noncontrolling interest	-	33,285
Stockholders' equity
Class A common stock	6	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	780,426	828,813
Accumulated deficit	(526,362)	(551,786)
Accumulated other comprehensive income (loss)	(803)	(1,056)
Total stockholders' equity	253,270	275,980
Total liabilities and stockholders' equity	$828,403	$747,345

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2021	2020	2021	2020
Net revenue	$199,008	$62,978	$526,298	$172,343

Expenses:
Cost of revenue - digital	124,332	7,808	318,118	21,602
Direct operating expenses	28,583	24,178	83,480	72,997
Selling, general and administrative expenses	14,530	9,883	41,489	34,371
Corporate expenses	7,253	6,287	21,756	18,511
Depreciation and amortization	5,901	3,934	16,159	12,319
Impairment charge	166	-	1,604	39,835
Foreign currency (gain) loss	177	(680)	454	673
Other operating (gain) loss	(2,431)	(2,683)	(4,867)	(5,549)
	178,511	48,727	478,193	194,759
Operating income (loss)	20,497	14,251	48,105	(22,416)
Interest expense	(1,714)	(1,969)	(5,287)	(6,673)
Interest income	12	467	235	1,630
Dividend income	207	3	211	26
Income (loss) before income taxes	19,002	12,752	43,264	(27,433)
Income tax benefit (expense)	(5,118)	(3,736)	(11,902)	3,195

Net income (loss)	13,884	9,016	31,362	(24,238)
Net (income) loss attributable to redeemable noncontrolling interest	(1,753)	-	(5,938)	-
Net income (loss) attributable to common stockholders	$12,131	$9,016	$25,424	$(24,238)

Basic and diluted earnings per share:
Net income (loss) per share attributable to common stockholders, basic	$0.14	$0.11	$0.30	$(0.29)
Net income (loss) per share attributable to common stockholders, diluted	$0.14	$0.11	$0.29	$(0.29)

Cash dividends declared per common share, basic and diluted	$0.03	$0.03	$0.08	$0.10

Weighted average common shares outstanding, basic	85,390,333	84,185,728	85,207,992	84,208,924
Weighted average common shares outstanding, diluted	88,315,732	84,863,020	87,694,395	84,208,924

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$13,884	$9,016	$31,362	$(24,238)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,901	3,934	16,159	12,319
Impairment charge	166	—	1,604	39,835
Deferred income taxes	4,649	(1,346)	8,348	(8,744)
Non-cash interest	153	159	451	491
Amortization of syndication contracts	119	125	357	383
Payments on syndication contracts	(115)	(72)	(354)	(325)
Non-cash stock-based compensation	1,094	816	3,300	2,408
(Gain) loss on disposal of property and equipment	(2,622)	(140)	(2,622)	(767)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(16,361)	(5,228)	(15,894)	14,285
(Increase) decrease in prepaid expenses and other assets	(642)	1,623	2,267	6,713
Increase (decrease) in accounts payable, accrued expenses and other liabilities	3,169	(2,633)	8,802	(16,643)
Net cash provided by operating activities	9,395	6,254	53,780	25,717
Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	9,431	1,100	9,431	5,089
Purchases of property and equipment	(1,433)	(2,065)	(4,269)	(7,741)
Purchases of intangible assets	—	—	—	(158)
Purchase of a businesses, net of cash acquired	(12,847)	—	(12,847)	—
Proceeds from marketable securities	10,000	11,620	27,800	38,480
Purchases of investments	(800)	—	(800)	—
Net cash provided by investing activities	4,351	10,655	19,315	35,670
Cash flows from financing activities:
Proceeds from stock option exercises	242	—	414	—
Tax payments related to shares withheld for share-based compensation plans	(70)	—	(528)	(15)
Payments on long-term debt	(750)	(750)	(2,250)	(2,250)
Dividends paid	(2,136)	(2,106)	(6,395)	(8,428)
Repurchase of Class A common stock	—	—	—	(525)
Payments of capitalized debt costs	—	—	(604)	—
Net cash used in financing activities	(2,714)	(2,856)	(9,363)	(11,218)
Effect of exchange rates on cash, cash equivalents and restricted cash	(3)	(39)	(3)	(7)
Net increase (decrease) in cash, cash equivalents and restricted cash	11,029	14,014	63,729	50,162
Cash, cash equivalents and restricted cash:
Beginning	172,611	70,005	119,911	33,857
Ending	$183,640	$84,019	$183,640	$84,019

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2021	2020	2021	2020

Consolidated adjusted EBITDA (1)	$23,195	$16,371	$55,177	$27,773
EBITDA attributable to redeemable noncontrolling interest	2,036	-	9,127	-
Interest expense	(1,714)	(1,969)	(5,287)	(6,673)
Interest income	12	467	235	1,630
Dividend income	207	3	211	26
Income tax expense	(5,118)	(3,736)	(11,902)	3,195
Amortization of syndication contracts	(119)	(125)	(357)	(383)
Payments on syndication contracts	115	72	354	325
Non-cash stock-based compensation included in direct operating expenses	(321)	(148)	(971)	(383)
Non-cash stock-based compensation included in corporate expenses	(773)	(668)	(2,329)	(2,025)
Depreciation and amortization	(5,901)	(3,934)	(16,159)	(12,319)
Impairment charge	(166)	-	(1,604)	(39,835)
Non-recurring cash severance charge	-	-	-	(1,118)
Other operating gain (loss)	2,431	2,683	4,867	5,549
Net (income) loss attributable to redeemable noncontrolling interest	(1,753)	-	(5,938)	-
Net income (loss) attributable to common stockholders	12,131	9,016	25,424	(24,238)

Depreciation and amortization	5,901	3,934	16,159	12,319
Impairment charge	166	-	1,604	39,835
Deferred income taxes	4,649	(1,346)	8,348	(8,744)
Non-cash interest	153	159	451	491
Amortization of syndication contracts	119	125	357	383
Payments on syndication contracts	(115)	(72)	(354)	(325)
Non-cash stock-based compensation	1,094	816	3,300	2,408
(Gain) loss on disposal of property and equipment	(2,622)	(140)	(2,622)	(767)
Net income (loss) attributable to redeemable noncontrolling interest	1,753	-	5,938	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(16,361)	(5,228)	(15,894)	14,285
(Increase) decrease in prepaid expenses and other assets	(642)	1,623	2,267	6,713
Increase (decrease) in accounts payable, accrued expenses and other liabilities	3,169	(2,633)	8,802	(16,643)
Cash flows from operating activities	9,395	6,254	53,780	25,717

(1) Consolidated adjusted EBITDA is defined on page 2.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2021	2020	2021	2020
Consolidated adjusted EBITDA (1)	$23,195	$16,371	$55,177	$27,773
Net interest expense (1)	(1,549)	(1,343)	(4,601)	(4,552)
Dividend income	207	3	211	26
Cash paid for income taxes	(469)	(5,082)	(3,554)	(5,549)
Capital expenditures (2)	(1,433)	(2,065)	(4,269)	(7,741)
Non-recurring cash severance charge	-	-	-	(1,118)
Other operating gain (loss)	2,431	2,683	4,867	5,549
Free cash flow (1)	22,382	10,567	47,831	14,388

Capital expenditures (2)	1,433	2,065	4,269	7,741
EBITDA attributable to redeemable noncontrolling interest	2,036	-	9,127	-
(Gain) loss on disposal of property and equipment	(2,622)	(140)	(2,622)	(767)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(16,361)	(5,228)	(15,894)	14,285
(Increase) decrease in prepaid expenses and other assets	(642)	1,623	2,267	6,713
Increase (decrease) in accounts payable, accrued expenses and other liabilities	3,169	(2,633)	8,802	(16,643)
Cash Flows From Operating Activities	$9,395	$6,254	$53,780	$25,717

(1)
Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 2.
(2)
Capital expenditures are not part of the consolidated statement of operations.